Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G and any amendments thereto to which this exhibit is attached is filed on behalf of each of them.

Date: February 9, 2022

E-HOME GROUP LIMITED

By:	/s/ Wenshan Xie
Name:	Wenshan Xie
Title:	Director

WENSHAN XIE

/s/ Wenshan Xie